Exhibit 99.2

For Immediate Release August 5, 2022	Investor Contacts: Joseph Jaffoni, Jennifer Neuman, Norberto Aja JCIR (212) 835-2500 AUD@jcir.com	Audacy Contact: Ashok Sinha SVP and Head of Communications (610) 822-0832 Ashok.Sinha@audacy.com

AUDACY REPORTS SECOND QUARTER RESULTS

Second Quarter Net Revenues Increased 5%

Philadelphia, PA — Audacy, Inc. (NYSE: AUD) today reported financial results for the quarter ended June 30, 2022.

David J. Field, Chairman, President and Chief Executive Officer, stated: “After a very strong first quarter in which we grew revenues by 14% and significantly increased margin, our second quarter results were adversely impacted by declining macroeconomic conditions and ad market headwinds which reduced our top line growth to 5%. While we navigate the turbulent current market conditions, we are excited by our future growth potential across our scaled, multi-platform businesses, capitalizing on a number of important recent developments that include an enhanced national sales organization, expanded podcast and streaming audio networks, and during the second half of this year, the rollout of a new, reimagined digital platform and ad tech capabilities that will enable us to unlock pools of ad demand and supply that we can’t effectively monetize today. Our transformational development over the past couple of years has meaningfully enhanced our competitive position, strengthening our capacity to serve listeners and customers and enabling a powerful set of opportunities for revenue and EBITDA growth in the dynamically growing audio market.”

Second Quarter Summary

•	Net revenues for the quarter were $319.4 million, up 5% compared to $304.5 million in the second quarter of 2021

•	Core spot revenues were $200.5 million and were flat compared to the second quarter of 2021

•	Digital revenues were $69.3 million, up 19% compared to the second quarter of 2021

•	Total operating expenses for the quarter were $296.2 million, compared to $282.8 million in the second quarter of 2021

•	Operating income for the quarter was $23.3 million, compared to $21.7 million in the second quarter of 2021

•	Adjusted EBITDA for the quarter was $38.5 million, compared to $39.9 million in the second quarter of 2021

Recent Company Developments

•

Reimagined Digital Platform. On July 19th, Audacy launched initial enhancements to its digital platform, including its app and website. These are the first phase of a roadmap that will see additional features, interactivity and content added to Audacy’s app and website over the next several months. As part of this first release, Audacy added enhancements to its patented Rewind technology, curated discovery of content, a redesigned website and seamless cross-device experience and enriched podcast listening. Over the coming months, Audacy will continue to rollout more features that will make Audacy a premium destination for curated discovery of music and podcasts, plus the best local radio – live and on-demand – together in one app.

•

BetMGM Partnership Expansion. BetMGM became the official sportsbook of the BetQL Network, Audacy’s network of sports betting content heard across its broadcast portfolio and digital platforms. This exclusive multi-year partnership is a significant expansion of the current relationship between BetMGM and Audacy. BetMGM will have category exclusivity of the network’s full slate of programming. BetQL Network’s weekly lineup will distribute approximately 100 hours of original content per week on the Audacy and BetQL digital platforms. Audacy will also produce content for live audiences at various MGM Resorts across the country who will host the network inside of BetMGM sports books.

•

CBS Sports Deal. Audacy will be the exclusive, multi-year, ad sales and distribution partner for CBS Sports’ leading network of sports podcasts, with well-known titles like Fantasy Football Today, Pick Six, Morning Kombat, and the college focused network of 247 Sports podcasts. The addition of the CBS Sports podcast network content to Audacy’s slate will further bolster our position as the leading home of local and national sports audio content.

•

New York Stock Exchange Continued Listing Standards Notice. On August 1, 2022, Audacy received notification from the New York Stock Exchange (the “NYSE”) that the Company’s Class A common stock (the “common stock”) is not in compliance with the NYSE’s continued listing standard requiring a minimum average closing price of $1.00 per share over 30 consecutive trading days. The notice does not result in the immediate delisting of the common stock from the NYSE. The Company plans to notify the NYSE that it intends to regain compliance, and is considering all available options that are in the best interests of the Company and its shareholders. The Company can regain compliance with the NYSE continued listing requirements at any time during a six-month cure period if, on the last trading day of any calendar month during the cure period, the common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. Under NYSE rules, the Company’s common stock will continue to be listed on the NYSE during the cure period, subject to the Company’s compliance with other NYSE continued listing requirements.

Earnings Conference Call and Company Information

Audacy will hold a conference call and simultaneous webcast regarding the quarterly earnings release on Friday, August 5, 2022, at 10:00 AM Eastern Time. To participate in the conference call, please dial (877) 407-9208 or (201) 493-6784 five minutes prior to the start of the call and provide the following conference name: Audacy, Inc. – Second Quarter 2022 Earnings Call. Participants may also listen to a live webcast of the call by visiting https://viavid.webcasts.com/starthere.jsp?ei=1552589&tp_key=c8ec588c28. Questions will only be taken from participants on the conference call.

A playback of the conference call will be available for one week by dialing (844) 512-2921 or (412) 317-6671 and inputting the following ID: 13730345. A webcast replay of the conference call will be available shortly after the call at the above link. Additional information is available on the Company’s website at www.audacyinc.com.

About Audacy

Audacy, Inc. (NYSE: AUD) is a leading multi-platform audio content and entertainment company with the country’s best collection of local music, news and sports brands, a premium podcast creator, major event producer, and digital innovator. Audacy engages 200 million consumers each month, bringing people together around content that matters to them. Learn more at www.audacyinc.com, Facebook (Audacy Corp) and Twitter (@AudacyCorp).

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Core Spot Revenues consist of local spot plus national spot advertising revenues less political spot advertising revenues.

Station Expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); refinancing expenses; impairment loss, merger and acquisition costs, restructuring and integration costs, preferred stock dividends; COVID-19 related expenses/(recoveries); non-recurring expenses/recoveries otherwise included in corporate or station expenses; change in fair value of contingent consideration; (gain) loss on early extinguishment of debt; and (gain) loss on sale or disposal.

Adjusted Free Cash Flow consists of net income (loss): (i) plus depreciation and amortization; (gain) loss on sale or disposal; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; restructuring and integration costs, (gain) loss on early extinguishment of debt; COVID-19 related expenses/(recoveries); other expense/(income); non-recurring expenses/recoveries otherwise included in corporate or station expenses; change in fair value of contingent consideration; income from discontinued operations (excluding income taxes or tax benefit); amortization of deferred financing costs and debt premium included in interest expense; refinancing expenses; income taxes (benefit); Adjusted Income Taxes Paid; and Net Capital Expenditures.

Net Capital Expenditures consists of capital expenditures, including amortizable intangibles, adjusted to subtract reimbursed tenant improvement allowances.

Adjusted Income Taxes Paid consist of income tax paid, adjusted to exclude taxes paid related to the gain/loss on sale or exchange of radio station assets; and taxes paid related to the gain/loss on the sale of redundant property.

Non-GAAP Financial Measures

It is important to note that Adjusted EBITDA, Adjusted Free Cash Flow, Net Capital Expenditures and Adjusted Income Taxes Paid are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for Management to evaluate our performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry.

Certain adjusted non-GAAP financial measures are presented in this release. The adjustments include, among other items as defined above, gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

This news announcement contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties, including the Company’s ability to regain compliance with the NYSE’s minimum price condition within the applicable cure periods. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the Securities and Exchange Commission. All of the forward-looking statements in this press release are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

AUDACY, INC.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
STATEMENTS OF OPERATIONS
Net Revenues	$319,439	$304,464	$594,734	$545,229

Station Expenses	259,153	244,412	484,745	455,835
Station Expenses - Non-Cash Compensation	990	1,044	2,160	2,117
Corporate Expenses	23,590	22,146	47,681	44,059
Corporate Expenses - Non-Cash Compensation	2,113	1,568	3,933	3,235
Depreciation And Amortization	15,571	14,621	29,110	26,213
Other Expenses	52	293	402	321
Impairment Loss	1,770	701	3,291	1,345
Restructuring Charges	1,016	1,734	1,902	1,919
Net Gain On Sale Or Disposal	(105)	(3,725)	(2,563)	(3,727)
Change In Fair Value of Contingent Consideration	(7,987)	—	(7,704)	—
Refinancing Expenses	—	—	—	473

Total Operating Expenses	296,163	282,794	562,957	531,790

Operating Income	23,276	21,670	31,777	13,439

Net Interest Expense	24,529	22,553	48,000	43,713
Net Loss on Early Extinguishment of Debt	—	—	—	8,168
Other Income	(238)	(434)	(238)	(446)

Loss Before Income Tax Benefit	(1,015)	(449)	(15,985)	(37,996)
Income Tax Benefit	(242)	(1,875)	(4,139)	(17,775)

Net Income (Loss)	$(773)	$1,426	$(11,846)	$(20,221)

Net Income (Loss) Per Share – Basic	$(0.01)	$0.01	$(0.09)	$(0.15)

Net Income (Loss) Per Share – Diluted	$(0.01)	$0.01	$(0.09)	$(0.15)

Dividends Declared And Paid Per Common Share	$0.00	$0.00	$0.00	$0.00

Weighted Common Shares Outstanding - Basic	138,462	135,808	138,431	135,784

Weighted Common Shares Outstanding - Diluted	138,462	137,787	138,431	135,784

SUPPLEMENTAL BREAKDOWN OF REVENUE BY TYPE
Spot (local and national)	$204,486	$202,797	$379,621	$356,998
Digital (including podcasting)	69,300	58,435	127,339	108,368
Network	21,789	20,603	42,929	38,173
Sponsorships and Events	11,638	10,771	21,964	19,929
Other	12,226	11,858	22,881	21,761

	$319,439	$304,464	$594,734	$545,229

Political	$4,029	$2,294	$5,288	$3,557

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
SUPPLEMENTAL BREAKDOWN OF REVENUE BY FORMAT
Music	$158,581	$159,704	$299,045	$289,449
Sports	64,828	63,004	117,898	104,642
News/Talk	51,764	49,685	100,114	92,239
Non-format specific	44,266	32,071	77,677	58,899

	$319,439	$304,464	$594,734	$545,229

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Net Capital Expenditures	$32,382	$12,314	$46,904	$19,594
Adjusted Income Taxes Paid (Refunded)	$409	$321	$(14,792)	$(172)
Cash Dividends On Common Stock Declared And Paid	$—	$—	$—	$—

SELECTED BALANCE SHEET DATA
	June 30,	December 31,
	2022	2021
Cash and Cash Equivalents	$40,490	$59,439
Restricted Cash	$91	$—
Senior Debt - Term B-2 Loan (Includes Current Portion)	$632,415	$632,415
Senior Debt - Revolver (Includes Current Portion)	$135,000	$97,727
Senior Secured Notes - 2027	$460,000	$470,000
Senior Secured Notes - 2029	$540,000	$540,000
Accounts Receivable Facility	$75,000	$75,000
Total Shareholders’ Equity	$645,761	$652,205

OTHER FINANCIAL DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Reconciliation Of GAAP Net Income (Loss) To Adjusted EBITDA and To Adjusted Free Cash Flow
Net Income (Loss)	$(773)	$1,426	$(11,846)	$(20,221)
Income Tax Benefit	(242)	(1,875)	(4,139)	(17,775)
Net Interest Expense	24,529	22,553	48,000	43,713
Corporate Expenses - Non-Cash Compensation	2,113	1,568	3,933	3,235
Station Expenses - Non-Cash Compensation	990	1,044	2,160	2,117
Depreciation And Amortization	15,571	14,621	29,110	26,213
Other Expenses	147	293	497	321
Restructuring Charges	1,016	1,734	1,902	1,919
COVID-19 Related Expenses (Recoveries)	164	(612)	353	(406)
Non-Recurring Expenses Otherwise Included in Corporate Expenses	1,525	2,597	1,687	5,255
Impairment Loss	1,770	701	3,291	1,345
Change in Fair Value of Contingent Consideration	(7,987)	—	(7,704)	—
Refinancing Expenses	—	—	—	473
Net Loss On Early Extinguishment Of Debt	—	—	—	8,168

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Other Income	(238)	(434)	(238)	(446)
Net Gain On Sale Or Disposal	(105)	(3,725)	(2,563)	(3,727)

Adjusted EBITDA	38,480	39,891	64,443	50,184

Net Interest Expense	(24,529)	(22,553)	(48,000)	(43,713)
Deferred Financing Costs Included In Interest Expense	1,281	1,197	2,540	2,238
Amortization Debt Premium Included In Interest Expense	(256)	(242)	(512)	(1,090)
Net Capital Expenditures	(32,382)	(12,314)	(46,904)	(19,594)
Adjusted Income Taxes (Paid) Refunded	(409)	(321)	14,792	172

Adjusted Free Cash Flow	$(17,815)	$5,658	$(13,641)	$(11,803)